                                                               EXHIBIT 10 (1.)

                      MODIFIED AND RESTATED LOAN AGREEMENT

         THIS MODIFIED AND RESTATED LOAN AGREEMENT, dated as of September 24, 1997 (the "Loan Agreement"), is by and among GENESCO INC., a Tennessee corporation (the "Borrower"), the various banks and lending institutions on the signature pages hereto together with all assignees of such banks and lending institutions under Section 10.3(b) hereof (each a "Bank" and collectively, the "Banks"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as co-agent for the Banks (the "Co-Agent") and NATIONSBANK, N.A., a national banking association, as agent for the Banks (in such capacity, the "Agent") and modifies and restates that certain Loan Agreement, dated January 5, 1996, by and among the Borrower, the banks party thereto, the Co-Agent and the Agent.

         WHEREAS, the Borrower has requested that the Banks provide a $65,000,000.00 credit facility for the purposes hereinafter set forth;

         WHEREAS, the Banks have agreed to provide the requested credit facility, and the Agent has accepted its duties hereunder, on the terms and conditions hereinafter set forth;

         NOW THEREFORE, IT IS AGREED:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Adjusted Eurodollar Rate" means for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the per annum rate obtained by dividing (a) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the per annum rates at which deposits in U.S. dollars are offered to the Agent in the interbank eurodollar market at 11:00 a.m. (London time) (or as soon thereafter as is practicable), in each case two Business Days before the first day of such Interest Period in an amount substantially equal to such Eurodollar Loan comprising part of such borrowing (including conversions, extensions and renewals) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Adjusted Eurodollar Reserve Percentage, if any, for such Interest Period. As used herein, "Adjusted Eurodollar Rate Reserve Percentage" for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), means the percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including eurocurrency liabilities, as such term is defined in Regulation D (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to the Interest Period for which such Adjusted Eurodollar Reserve Percentage is determined.

                  "Applicable Margin" means, for purposes of calculating the applicable interest rate for any day for any Loan, the applicable rate of the Facility Fee for any day or the applicable letter of credit commission for standby Letters of Credit for any day, the appropriate applicable percentage corresponding to the Pricing Ratio in effect as of the most recent Calculation Date:


           ====================================================================================
                                                               APPLICABLE
                                          APPLICABLE MARGIN    MARGIN FOR
           PRICING        PRICING         FOR EURODOLLAR       PRIME RATE       APPLICABLE
            LEVEL           RATIO              LOANS             LOANS         FACILITY FEE
           ------------------------------------------------------------------------------------
               I      > 2.5 to 1.0               1.0%              0.0%            .25%
           ------------------------------------------------------------------------------------
              II      < 2.5  to 1.0             1.25%              0.0%           .375%
                      -
                      but > 2.0 to 1.0
           ------------------------------------------------------------------------------------
             III      < 2.0  to 1.0              1.5%              0.0%           .425%
                      -
                      but >  1.5 to 1.0
           ------------------------------------------------------------------------------------
              IV      < 1.5  to 1.0            1.625%              .25%            .50%
                      -
                      but > 1.25 to 1.0
           ------------------------------------------------------------------------------------
               V      < 1.25  to 1.0           1.875               .50%             50%
                      -
           ====================================================================================



         The Applicable Margin shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 6.1(f) for the most recently ended fiscal quarter of the Borrower, provided, however, that (i) the initial Applicable Margins shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the first Calculation Date subsequent to the Closing Date and, thereafter, the Pricing Level shall be determined by the Pricing Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers preceding the applicable Calculation Date, and (ii) if the Borrower fails to provide the officer's certificate to the Agent as required by
         Section 6.1(f) for the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level V until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Pricing Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. Each Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margins shall be applicable to all existing Loans as well as any new Loans made or issued.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in Charlotte, North Carolina or Nashville, Tennessee or a day on which banking institutions are authorized by law or other governmental action to close except that in the case of Eurodollar loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Expenditures" for any period means the aggregate of all expenditures (including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, but without duplication in the case of Capital Leases arising out of a sale-leaseback of property, plant or equipment previously acquired through Capital Expenditures by the Borrower or its Subsidiaries) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, have been or should have been included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, other than additions to property, plant or equipment arising out of the acquisition of the stock of any Person or of all or substantially all of the assets of any Person or of any division or business unit of any Person.

                  "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful, and including, without limitation, any law, rule, regulation, governmental policy, guideline or directive contemplated by the report dated July, 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices): (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by the Banks or the manner in which the Banks allocate capital to any of their contingent liabilities (including letters of credit), advances, commitments, assets or liabilities.

                  "Capital Lease" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means (i) in the case of a corporation , capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
         (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

                  "Change of Control" means (i) directly or indirectly a sale, transfer or other conveyance of all or substantially all of the assets of the Borrower, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, whether or not applicable), excluding transfers or conveyances to or among the Borrower's wholly owned Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that the ultimate beneficial owners of the Borrower's Capital Stock having generally the right to vote in an election of directors immediately prior to the transaction own, directly or indirectly, in the aggregate, and in the same proportion with respect to each other, less than 70% of the total voting power entitled to vote in the election of directors, managers, or trustees of the transferee entity immediately after such transactions, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, whether or not applicable), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all Capital Stock that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power in the aggregate of all classes of Capital Stock then outstanding of the Borrower normally entitled to vote in elections of directors, or (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

                  "Closing Date" means the date on which this Loan Agreement is executed and delivered and each of the conditions set forth in Article IV is satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means the commitment by each Bank to make Loans and share in Letter of Credit Obligations to the Borrower hereunder in a maximum aggregate principal amount equal to each Bank's Committed Amount.

                  "Commitment Percentage" means, for any Bank, the percentage set forth opposite the name of such Bank on the signature pages hereto, as such percentage may be adjusted in accordance with the terms hereof.

                  "Committed Amount" means, for each Bank, the amount identified as its Committed Amount opposite such Bank's name on the signature pages hereto as such amount may be reduced pro rata based on reductions in the Maximum Commitment made in accordance with the terms hereof.

                  "Compliance Certificate" means an Officer's Certificate demonstrating in such detail as the Agent may reasonably require the Borrower's compliance with the covenants set forth in Sections 7.2, 7.3, 7.4, 7.5 and 7.10 hereof and delivered to the Banks by the Borrower pursuant to Section 6.1(d).

                  "Consolidated Current Maturities of Funded Indebtedness" means for any period, the principal payments required to be made in accordance with the terms thereof on all Consolidated Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis during the immediately preceding four fiscal quarters, excluding principal payments required to be made with regard to any Loan or Loans.

                  "Consolidated Depreciation and Amortization" means, for any period, the depreciation and amortization of the Borrowers and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to exclude (to the extent included therein) (i) Consolidated Total Income Tax Expense, (ii) Consolidated Depreciation and Amortization, (iii) Consolidated Total Net Interest Expense and (iv) other non-cash charges or credits which increased or decreased Consolidated Net Income, in each case determined for such period on a consolidated basis for such person and its Subsidiaries in accordance with GAAP, except as otherwise specifically provided herein, and to subtract therefrom the amount of all cash payments, and to add thereto the amount of all cash receipts relating to non-cash charges or credits, as the case may be, made in any period after the Closing Date that do not relate to events that occurred prior to the Closing Date and were either (A) excluded as losses or gains in the calculation of Consolidated Net Income in any period after the Closing Date or (B) which were or would have been adjustments to Consolidated EBITDA as a result of clause (iv) above in any period after the Closing Date.

                  "Consolidated Fixed Charge Coverage Ratio" means, as of the end of any quarterly accounting period for the immediately preceding four fiscal quarters, the ratio of (i) the sum of Consolidated EBITDA plus Consolidated Total Operating Lease Expense to (ii) the sum of Consolidated Total Interest Expense plus Consolidated Total Operating Lease Expense plus Consolidated Current Maturities of Funded Indebtedness excluding for such four fiscal quarter period any principal payments of Consolidated Current Maturities of Funded Indebtedness which has been refinanced, such refinancing having a maturity beyond the Termination Date.

                  "Consolidated Funded Indebtedness" means, as at any date of determination, all Indebtedness of any Person that has an original maturity in excess of one year.

                  "Consolidated Indebtedness" means, as at any date of determination, all Indebtedness of any Person.

                  "Consolidated Interest Income" means for any period, aggregate interest income for the Borrower and its Subsidiaries for such period.

                  "Consolidated Net Income" means, for any period, the net earnings (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, but excluding extraordinary items of gain or loss, all as determined in conformity with GAAP.

                  "Consolidated Net Worth" means, as at any date, the sum of the capital stock (including nonredeemable preferred stock but subtracting treasury stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Borrower and its Subsidiaries, on a consolidated basis determined in conformity with GAAP.

                  "Consolidated Tangible Assets" means, as at any date of determination, the total assets of the Borrower and its Subsidiaries, on a consolidated basis determined in accordance with GAAP, minus intangible assets such as organization costs and franchise costs, intangible assets recorded in accordance with Financial Accounting Standards No. 87, deferred debits not relating to future tax benefits and all good will, trade names, trademarks, patents and other like intangibles.

                  "Consolidated Tangible Net Worth" means, as at any date of determination, Consolidated Net Worth, minus organization costs and franchise costs, deferred debits not relating to future tax benefits and all good will, trade names, trademarks and patents.

                  "Consolidated Total Income Tax Expense" means, for any period, the total income tax expense of the Borrower and its Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP.

                  "Consolidated Total Interest Expense" means, for any period, total interest expense of the Borrower and its Subsidiaries, on a consolidated basis determined in conformity with GAAP.

                  "Consolidated Total Net Interest Expense" means, for any period, Consolidated Total Interest Expense less Consolidated Interest Income.

                  "Consolidated Total Operating Lease Expense" means, for any period, total rental expense (excluding real estate taxes and other pass-through expenses) of the Borrower attributable to Operating Leases to which the Borrower and its Subsidiaries are a party, net of sublease rentals on a consolidated basis determined in accordance with GAAP for the immediately preceding fiscal year.

                  "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation or portion thereof so guaranteed or otherwise supported.

                  "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Convertible Preferred Stock" means the Borrower's Cumulative Convertible Preferred Stock, without par value, issued and outstanding as of the date of this Loan Agreement.

                  "Current Assets" means, as at any date of determination, the total assets of any Person which may properly be classified as current assets in conformity with GAAP.

                  "Current Liabilities" means, as at any date of determination, the total liabilities of any Person which may properly be classified as current liabilities in conformity with GAAP.

                  "Environmental Laws" shall mean federal, state, local and foreign laws or regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated, approved or entered thereunder relating to: (i) pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Regulated Substances") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemical or industrial wastes or Regulated Substances, and/or (iii) protection of workers from exposure to Regulated Substances. "Environmental Laws" shall include, without limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act of 1986, the Emergency Planning and Community Right-to-Know Act and the Occupational Safety and Health Act, each as amended, and the regulations and interpretations issued thereunder.

                  "Equity Issuance" means any issuance by the Borrower to any Person of (i) shares of the Capital Stock of the Borrower, (ii) any shares of the Capital Stock of the Borrower pursuant to the exercise of options or warrants or (iii) any shares of the Capital Stock of the Borrower pursuant to the conversion of any debt securities to equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "ERISA Affiliate", as applied to any Person, means any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code or is under common control within the meaning of Section 414(c) of the Code.

                  "Eurodollar Loan" means a Revolving Loan which bears interest based on the Adjusted Eurodollar Rate.

                  "Event of Default" has the meaning specified in Article VIII.

                  "Excess Capital Expenditures Allowance" has the meaning assigned to that term in Subsection 7.5.4 of this Loan Agreement.

                  "Facility Fee" means the fee payable pursuant to Section 2.10
         (b) hereof.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1% per annum, if such average is not such a multiple) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such date, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published, on such next succeeding Business Day, the Federal Funds Rate for such date shall be the average rate quoted to NationsBank on such date on such transactions as determined by the Agent.

                  "Fiscal Year" means the fiscal year of the Borrower ending on the Saturday closest to January 31 of each year.

                  "GAAP" means, subject to the provisions of Section 10.17, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, and the American Institute of Certified Public Accountants and the Securities and Exchange Commission and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is capitalized on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, including, without limitation, any indebtedness evidenced by notes issued pursuant to note agreements or indentures, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is
         (x) due more than six months from the date of incurrence of the obligation in respect thereof, or (y) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any mortgage, pledge, Lien, security interest or vendor's interest under any conditional sale or other title retention agreement existing on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vi) the maximum amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder or (to the extent not theretofore reimbursed); provided, however, that Indebtedness shall not include (i) trade payables and accrued expenses, in each case arising in the ordinary course of business, (ii) any withdrawal liability incurred by the Grief Companies division of the Borrower to the Amalgamated Pension Fund, a Multiemployer Plan, or (iii) indebtedness relating to operations divested under the restructuring plan implemented in 1995.

                  "Interest Payment Date" means (a) as to Prime Rate Loans, the last day of each calendar quarter and the Termination Date and (b) as to Eurodollar Loans, the last day of each Interest Period for such Loan and the Termination Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means as to Eurodollar Loans, a period of one, two or three months duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (ii) no Interest Period shall extend beyond the Termination Date, and
         (iii) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                  "Inventories" means, as at any date of determination, the amount which, in conformity with GAAP, would be set forth opposite the caption "inventories" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Investment", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, any other Person, whether by the acquisition of Securities of that Person or otherwise, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person, which are not Current Assets or did not arise from sales or the providing of goods or services in the ordinary course of business. The amount of any Investment shall be the amount at which such Investment is carried on the books of the Borrower in accordance with GAAP.

                  "Letter of Credit Bank" means the issuer of a Letter of Credit, which shall be any of the Banks from time to time selected by the Borrower, by notice to the Agent and the then current Letter of Credit Bank, with the consent of the Bank selected; provided, however, only one Bank shall be entitled to issue Letters of Credit at any time; provided further, the designation by the Borrower of a new Letter of Credit of Bank shall relieve the prior Letter of Credit Bank of its obligation to issue additional Letters of Credit but such prior Letter of Credit Bank shall continue to be a "Letter of Credit Bank" for purposes of the Loan Agreement (and shall be entitled to all corresponding rights and privileges) until all Letter of Credit Obligations with respect to Letters of Credit it has issued shall have been fully satisfied.

                  "Letter of Credit Obligations" means, at any time, the sum of
         (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding plus (b) the aggregate amount of all drawings under or discounted advances made with respect to Letters of Credit honored by the Letter of Credit Bank and not theretofore reimbursed.

                  "Letters of Credit" shall have the meaning given to such term in Section 2.7 hereof.

                  "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance, of any kind to secure the payment, performance or discharge of any liability (as determined in accordance with GAAP) including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

                  "Loan" or "Loans" means a Revolving Loan or Revolving Loans, as appropriate.

                  "Loan Documents" means this Loan Agreement and the Notes.

                  "Majority Banks" means, at a particular time, Banks having an aggregate Commitment Percentage of at least 66 2/3%. or if the Commitments have been terminated, Banks holding at least 66 2/3% of the outstanding principal balance of the Revolving Loans.

                  "Maximum Commitment" means $65,000,000.

                  "Moody's" means Moody's Investors Service, Inc., and any successor thereof.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

                  "Notes" means the Revolving Notes.

                  "Notice of Borrowing" shall have such meaning as provided in
         Section 2.2(a).

                  "Notice of Conversion" shall have such meaning as provided in
         Section 3.3.

                  "Obligations" means all obligations of every nature of the Borrower from time to time owed to the Banks under this Loan Agreement and the Notes.

                  "Officer's Certificate" means a certificate executed on behalf of the Borrower by its Vice President-Finance and Chief Financial Officer, its Treasurer or its Controller.

                  "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) which is not a Capital Lease, other than any such lease under which that Person is the lessor.

                  "Other Taxes" shall have such meaning as provided in Section 3.7.

                  "Pension Plan" means any employee pension plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower, other than a Multiemployer Plan.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Potential Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                  "Pricing Ratio" means, as of the end of any quarterly accounting period for the immediately preceding four fiscal quarters, the ratio of (i) the sum of Consolidated EBITDA plus Consolidated Total Operating Lease Expense of the Borrower and its Subsidiaries to (ii) the sum of Consolidated Total Interest Expense plus Consolidated Total Operating Lease Expense.

                  "Prime Rate" means, for any Interest Period or any other period, the rate of interest announced publicly by the Agent, from time to time, as the Agent's prime rate; provided, however, with respect to the last calendar week of each calendar year, the term "Prime Rate" shall mean the greater of (i) the rate of interest announced publicly by the Agent, from time to time during such week, as the Agent's prime rate or (ii) the Federal Funds Rate plus 1/2%.

                  "Prime Rate Loan" means a Revolving Loan which bears interest based on the Prime Rate.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion of establishing margin requirements.

                  "Replacement Bank" shall have the meaning given to such term in Section 3.11 hereof.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except (A) dividends payable by a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower, (B) dividends payable solely in shares of capital stock of the Borrower,
         (C) dividends payable solely through application of the proceeds of a substantially concurrent sale of shares of capital stock of the Borrower, and (D) dividends or other distributions of Shareholder Rights; and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding, or of any Shareholder Rights, except (A) acquisitions of shares of capital stock of the Borrower issued under the Borrower's employee stock plans solely in exchange for the indebtedness of the trustee under such plans to the Borrower, (B) acquisitions of shares of capital stock of the Borrower through application of the proceeds of a substantially concurrent sale of shares of capital stock of the Borrower, (C) acquisitions of shares of capital stock of the Borrower in exchange for shares of another class of capital stock of the Borrower, including any such acquisition in which cash is paid in lieu of fractional shares, and (D) redemptions, purchases or acquisitions for value of Shareholder Rights.

                  "Revolving Loans" means revolving credit loans made pursuant to Section 2.1.

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each Bank evidencing the Revolving Loans and provided in accordance with Section 2.5, collectively or individually, as appropriate, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

                  "S&P" means Standard & Poors Corporation, and any successor thereof.

                  "Securities" means any stock, shares, voting trust certificates, certificates of interest or participation in any profit-sharing agreement, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Shareholder Right" means a right distributed to holders of the Borrower's common stock pursuant to a shareholders' rights plan adopted by the board of directors of the Borrower which (i) grants to the holder of such Right the option to acquire a share of the Borrower's capital stock on or before a future date, (ii) upon the acquisition of beneficial ownership by any Person of a specified percentage of the outstanding shares of a class of the Borrower's capital stock or of a specified percentage of the voting power of all of the Borrower's outstanding capital stock, grants to the holder of such Right the option to acquire shares of the Borrower's common stock and (iii) upon the consummation of a merger, consolidation, share exchange, sale of assets or other business combination with a Person who beneficially owns a specified percentage of the outstanding shares of a class of the Borrower's capital stock or a specified percentage of the voting power of all of the Borrower's outstanding capital stock, grants to the holder of such Right the right to acquire securities of such Person.

                  "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Taxes" shall have such meaning as provided in Section 3.7.

                  "Termination Date" means the date September 24, 2002.

                  "Termination Event" means (i) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (ii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (iv) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

                  "Total Capital" means, as at any date of determination, as applied to any Person, (i) all Indebtedness plus (ii) Consolidated Net Worth.

         1.2 Accounting Terms. For purposes of this Loan Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.3 Other Definitional Provisions. References to "Articles", "Sections" and "Subsections" shall be to Articles, Sections and Subsections, respectively, of this Loan Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                                   ARTICLE II

                                      LOANS

         2.1 Commitment. Subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees, at any time and from time to time from the Closing Date until the Termination Date, to make revolving credit loans (each a "Revolving Loan" and, collectively, "Revolving Loans") to the Borrower for the general corporate purposes of the Borrower; provided, however, the Banks shall not be obligated to make any Revolving Loan to the extent that immediately after the making of any such Revolving Loan either the sum of the outstanding principal balance of all Revolving Loans, Letter of Credit Obligations would exceed the then applicable Maximum Commitment; provided further, no Bank shall be obligated to make any Revolving Loan to the extent that immediately after the making of any such Revolving Loan such Bank's pro rata share (based upon its Commitment Percentage) of outstanding Revolving Loans and Letter of Credit Obligations shall exceed such Bank's Committed Amount; provided further, the Banks' obligation to make Revolving Loans and the Letter of Credit Bank's obligation to issue Letters of Credit shall terminate upon the occurrence of a Change of Control. Revolving Loans hereunder may consist of Prime Rate Loans or Eurodollar Loans (or a combination thereof) as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, no more than eight (8) Loans may be outstanding hereunder at any time.

         2.2 Revolving Loans Advances.

                  (a) Notices. Whenever the Borrower desires a Revolving Loan advance hereunder, it shall give written notice or telephonic notice (confirmed immediately thereafter in writing) (a "Notice of Borrowing") to the Agent not later than 12:00 noon (Charlotte, North Carolina time) on the Business Day of the requested advance in the case of Prime Rate Loans and on the third Business Day prior to the requested advance in the case of Eurodollar Loans. Each such notice shall be irrevocable and shall specify (i) that a Revolving Loan is requested, (ii) the date of the requested advance (which shall be a Business Day), (iii) the aggregate principal amount of Revolving Loans requested, and (iv) whether the Revolving Loan requested shall consist of Prime Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Periods with respect thereto. If the Borrower shall fail to specify in any Notice of Borrowing (A) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month or 30 days, respectively, or (B) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Prime Rate Loan hereunder. The Agent shall as promptly as practicable give each Bank notice of each requested Revolving Loan advance, of such Bank's pro rata share thereof and of the other matters covered in the Notice of Borrowing.

                  (b) Minimum Amounts. The aggregate minimum principal amount of each Revolving Loan advance hereunder shall be not less than $1,000,000 (and integral multiples of $1,000,000 in excess thereof).

                  (c) Advances. Each Bank will make its pro rata share of each Revolving Loan advance available to the Agent by 3:00 p.m. (Charlotte, North Carolina time) on the date specified in the Notice of Borrowing by deposit in U.S. dollars of immediately available funds at the offices of the Agent in Charlotte, North Carolina as provided in signature pages, or at such other address as the Agent may designate in writing. All Revolving Loan advances shall be made by the Banks pro rata on the basis of each Bank's Commitment Percentage. No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make Revolving Loan advances hereunder; provided, however, that the failure of any Bank to fulfill its commitments hereunder shall not relieve any other Bank of its commitments hereunder. Unless the Agent shall have been notified by any Bank prior to the making of any such Revolving Loan advance that such Bank does not intend to make available to the Agent its portion of the Revolving Loan advance to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Revolving Loan advance, and the Agent, in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a per annum rate equal to (i) if paid by such Bank, within two Business Days of making such corresponding amount available to the Borrower, the overnight Federal Funds Rate, and thereafter the Prime Rate, and (ii) if paid by the Borrower, the then applicable rate calculated in accordance with Section 2.4.

         2.3 Repayment. The Revolving Loans hereunder shall be due and payable in full on the Termination
Date.

         2.4 Interest. Subject to the provisions of Section 3.1, Revolving Loans shall bear interest as follows:

               (a) Prime Rate Loans. During such periods as Revolving Loans shall consist of Prime Rate Loans, at a per annum rate equal to sum of the Prime Rate plus the Applicable Margin.

               (b) Eurodollar Loans. During such periods as the Revolving Loans shall consist of Eurodollar Loans, at a per annum rate equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.

               (c) [Intentionally Deleted]

               (d) Payment of Interest. Interest on Revolving Loans hereunder shall be payable in arrears on each Interest Payment Date.

         2.5 Revolving Notes. The Revolving Loans by each Bank shall be evidenced by a duly executed promissory note of the Borrower to each such Bank dated as of the Closing Date in an original principal amount equal to such Bank's Committed Amount and substantially in the form of Exhibit 2.5.

         2.6 [Intentionally left blank]

         2.7 Letters of Credit.

                  (a) Issuance. Subject to the terms and conditions hereof, the Letter of Credit Bank has issued the Letters of Credit described on
         Exhibit 2.7 hereof (which Letters of Credit shall be deemed issued and outstanding hereunder upon the effectiveness of this Loan Agreement) and the Letter of Credit Bank will from time to time issue standby letters of credit and commercial letters of credit from the Closing Date until the Termination Date as the Borrower may request, each to be in a form acceptable to the Letter of Credit Bank (hereinafter the Letters of Credit described on Exhibit 2.7 and the standby letters of credit and commercial letters of credit issued on and after the Closing Date pursuant to this Section 2.7, together with all extensions, renewals, modifications and replacements thereto, shall be referred to as the "Letters of Credit"); provided, however, the Letter of Credit Bank shall not issue any Letter of Credit to the extent that immediately after the issuance of such Letter of Credit the sum of the outstanding principal balance of all Revolving Loans, Letter of Credit Obligations would exceed the then applicable Maximum Commitment; provided further, the Letter of Credit Bank shall not issue any standby Letter of Credit to the extent that immediately after the issuance of such standby Letter of Credit the Letter of Credit Obligations relating to all standby Letters of Credit would exceed $10,000,000; provided further, the Letters of Credit shall be issued solely for the general corporate purposes of the Borrower. No Letter of Credit shall have a term of more than one year. No Letter of Credit shall have an expiry date extending beyond the Termination Date nor shall any Letter of Credit have payment terms which require the Letter of Credit Bank to make a payment thereunder after the Termination Date.

                  (b) Notice. The request for the issuance of a Letter of Credit shall be submitted to the Letter of Credit Bank and the Agent at least three Business Days prior to the requested date of issuance. Upon the request of the Letter of Credit Bank, the Agent shall furnish the Letter of Credit Bank with all information regarding the Revolving Loans which is necessary to enable the Letter of Credit Bank to determine whether the Letter of Credit Bank is obligated to issue the requested Letter of Credit. Upon issuance of a Letter of Credit, the Agent shall promptly notify the Banks of the amount and terms thereof. The Letter of Credit Bank shall notify the Agent promptly of all payments (whether at maturity or in advance), reimbursements, expirations, transfers and other activity with respect to outstanding Letters of Credit. Upon the request of any Bank, the Agent shall promptly notify such Bank of all of such payments (whether at maturity or in advance), reimbursements, expirations, transfers and other activity with respect to outstanding Letters of Credit.

                  (c) Participations. Each Bank shall be deemed to have purchased, without recourse to the Letter of Credit Bank, a participation from the Letter of Credit Bank in each Letter of Credit issued or deemed issued hereunder, in each case in an amount equal to its pro rata share (based upon its Commitment Percentage) of the amount of such Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Letter of Credit Bank has not been reimbursed by the Borrower for any payment required to be made by the Letter of Credit Bank under any Letter of Credit, each Bank shall pay to the Agent for payment to the Letter of Credit Bank each Bank's pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Letter of Credit Bank of an unreimbursed drawing pursuant to the provisions of subsection 2.7(d) (or on the next Business Day if such notification is made after 2:00 p.m. Charlotte time); provided, however, the Banks shall not be obligated to reimburse the Letter of Credit Bank as provided above to the extent that such reimbursement obligation has arisen solely on account of the gross negligence or willful misconduct of the Letter of Credit Bank, as determined by a court of competent jurisdiction. The obligation of each Bank to so reimburse the Letter of Credit Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Potential Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Letter of Credit Bank under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit and upon the maturity of any draft or acceptance purchased by the Letter of Credit Bank with respect to any Letter of Credit, the Letter of Credit Bank will promptly notify the Borrower and the Agent. Unless the Borrower shall immediately notify the Letter of Credit Bank of its intent to otherwise reimburse the Letter of Credit Bank, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing (or, in the case of advance purchase by the Letter of Credit Bank, in the amount of the draft or acceptance), the proceeds of which will be used to satisfy the reimbursement obligations of the Borrower to the Letter of Credit Bank in connection with such drawing (or advance purchase of drafts or acceptances). The Borrower shall reimburse the Letter of Credit Bank on the day of such drawing under any Letter of Credit and upon the maturity of any draft or acceptance purchased by the Letter of Credit Bank with respect to any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided in the Letter of Credit Application. If the Borrower shall fail to reimburse the Letter of Credit Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Prime Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Letter of Credit Bank, the Agent, the Banks, the beneficiary of any Letter of Credit or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Letter of Credit Bank will promptly notify the Agent and the Agent will promptly notify the other Banks of the amount of any unreimbursed amounts and each Bank will promptly pay the Letter of Credit Bank for its pro rata share of such unreimbursed amounts as provided in subsection 2.7(c). As to any draft honored by the Letter of Credit Bank in other than U.S. currency, the reimbursement obligation of the Borrower shall be, at the Borrower's option: (i) in United States currency after application of the appropriate foreign exchange rate at the time such draft is honored by the Letter of Credit Bank, or (ii) in immediately available foreign currency funds of the same tenor as the payment by the Letter of Credit Bank. The Borrower has the risk of all currency fluctuations. For purposes of this Section 2.7(d), the appropriate foreign exchange rate shall be that rate established by the Letter of Credit Bank applicable to such foreign currency on the date such draft is honored.

                  (e) Amendments. Any extension of the stated expiry date of any Letter of Credit or increase in the stated amount of any Letter of Credit shall be made only upon satisfaction of all of the procedures and conditions for the issuance of a new Letter of Credit of the same type.

                  (f) Indemnification; Nature of Letter of Credit Bank's Duties.
         (i) In addition to its other obligations under this Section 2.7, the Borrower hereby agrees to protect, indemnify, pay and save the Letter of Credit Bank and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Letter of Credit Bank or any Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Letter of Credit Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts") or (C) any action of nonaction taken at the Borrower's request with respect to any Letter of Credit.

                           (ii) As between the Borrower on the one hand and the Letter of Credit Bank and the Banks on the other hand, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Letter of Credit Bank and the Banks shall not be responsible:
                  (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for, issuance of and drawing under any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
                  (C) for the performance of any beneficiary of a Letter of Credit of its obligations to the Borrower or any failure of any such beneficiary to comply fully with conditions required in order to draw upon a Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) for any consequences arising from causes beyond the control of the Letter of Credit Bank or any Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting or enforcement of the Letter of Credit Bank's or any Bank's rights or powers hereunder.

                           (iii) In issuing each Letter of Credit, the Letter of
                  Credit Bank is expressly authorized to make changes from the terms set forth in the request for such Letter of Credit as the Letter of Credit Bank, in its sole discretion, may deem advisable, provided that no such changes will vary the principal terms thereof. Except as otherwise expressly agreed in any particular instance, all Letters of Credit issued hereunder shall be subject to the "Uniform Customs and Practices for Documentary Credits" (1993 Revision), International Chamber of Commerce Publication No. 500.

                           (iv) If there is any discrepancy between the documents accompanying a draft or other demand for payment or acceptance under a Letter of Credit and the specifications for such documents in the Borrower's request for such Letter of Credit or the Letter of Credit, and either (A) the Letter of Credit Bank delivers electronic, telephonic or other written notice to the Borrower's principal office of such discrepancy, and the Borrower does not deliver telephonic or written instruction to the Letter of Credit Bank's letter of credit department to dishonor the draft or demand by noon, local time for the Letter of Credit Bank on the Business Day after the Business Day on which the Letter of Credit Bank shall have delivered notice to the Borrower of the discrepancy, or (B) in the case of a commercial Letter of Credit, the Borrower has obtained possession of the goods that are the subject of such Letter of Credit; then the Letter of Credit Bank may conclusively presume that the Borrower has waived any objection to payment or acceptance, as the case may be, based on such discrepancy, and the Letter of Credit Bank may, but shall not be obligated to, honor the draft or other demand under the Letter of Credit (and may honor such draft after noon on such Business Day, if such Business Day is the last day to which the Letter of Credit Bank is entitled to defer honor of such draft under applicable law). In such event, the Borrower shall be liable to the Letter of Credit Bank pursuant to subsection 2.7(d) as if the discrepancy had not been in the documents.

                           (v) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Letter of Credit Bank or any Bank, under or in connection with any Letter of Credit or the related documents, if taken or omitted in good faith, shall not put such Letter of Credit Bank or such Bank under any resulting liability to the Borrower. It is the intention of the parties that this Loan Agreement shall be construed and applied to protect and indemnify the Letter of Credit Bank and the Banks against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Letter of Credit Bank and the Banks shall not, in any way, be liable for any failure by the Letter of Credit Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Letter of Credit Bank.

                           (vi) Nothing in this subsection (f) is intended to limit the reimbursement obligation of the Borrower contained in subsection 2.7(d). The obligations of the Borrower under this subsection (f) shall survive the termination of this Loan Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Letter of Credit Bank or any Bank to enforce any right, power or benefit under this Loan Agreement.

                           (vii) Notwithstanding anything to the contrary
                  contained in this subsection (f), the Borrower shall have no obligation to indemnify any Letter of Credit Bank or any Bank in respect of any liability incurred by such Letter of Credit Bank or such Bank arising solely out of the gross negligence or willful misconduct of the Letter of Credit Bank or such

                  Bank, as the case may be, as finally determined by a court of competent jurisdiction.

         2.8  Conditions of Lending.

                (a) Conditions. The obligation of any Bank to make any Revolving Loan or the Letter of Credit Bank to issue any Letters of Credit hereunder is subject to satisfaction of the following conditions:

                    (i) receipt of a Notice of Borrowing pursuant to Section 2.2(a) or Letter of Credit Application pursuant to Section 2.7(a), as appropriate;

                    (ii)  the representations and warranties set forth in
                Article V hereof shall be true and correct in all material respects as of the date of such notice or request and as of the proposed date of such Loan or the issuance of such Letter of Credit (except for those which expressly relate to an earlier date);

                    (iii) immediately after giving effect to the requested Loan or the issuance of the requested Letter of Credit, the sum of the outstanding principal balance of all Revolving Loans and Letter of Credit Obligations would not exceed the then applicable Maximum Commitment; and

                    (iv) no Potential Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.

                (b) Reaffirmation. Each request for a Loan and each submission of a Letter of Credit Application shall be deemed to be a representation and warranty of the correctness of the matters specified in these subsections (a)(ii), (iii) and (iv) hereof.

         2.9 Termination of Commitments. The Borrower may from time to time permanently terminate the unused Commitments in whole or in part (in minimum aggregate amounts of $5,000,000) upon three Business Days' prior written notice to the Agent.

         2.10  Fees.

                (a) Upfront Fee. The Borrower agrees to pay each Bank an amount equal to .1% of the amount of such Bank's Committed Amount. Such fees shall be due and payable on the date hereof.

                (b) Facility Fee. The Borrower shall pay to the Agent for the account of each Bank a fee for each Bank on such Bank's Committed Amount at a rate equal to the Applicable Margin. The foregoing commitment fee shall be paid quarterly in arrears on the last day of each calendar quarter commencing September 30, 1997.

                  (c) Standby Letter of Credit Commission. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower agrees to pay to the Letter of Credit Bank a letter of credit commission at a per annum rate equal to the Applicable Margin for Eurodollar Loans on the maximum amount available to be drawn under each of the standby Letters of Credit from the date of issuance to the date of expiration. The foregoing commission shall be shared by the Banks (including the applicable Letter of Credit Bank in its capacity as a Bank) in accordance with their respective Commitment Percentages. The foregoing commission shall be payable in arrears on the last day of each calendar quarter. In addition to the foregoing, the Borrower agrees to pay a letter of credit fronting fee to the Letter of Credit Bank (for its sole account) at a per annum rate equal to 1/8% on the maximum amount available to be drawn under each of the standby Letters of Credit from the date of issuance. The foregoing fee shall be payable in advance on the date of issuance (or extension) of standby Letter of Credit.

                  (d) Commercial Letter of Credit Commission. In consideration of the issuance of a commercial Letter of Credit hereunder, the Borrower agrees to pay to the Letter of Credit Bank, for the ratable benefit of all of the Banks, the following amounts: (i) a letter of credit commission on the date of each drawing thereunder equal to the greater of (A) .25% of the amount of each such drawing or (B) $100.00 and (ii) if the Letter of Credit Bank accepts or purchases any draft with respect to any Letter of Credit, an acceptance commission equal to 2% per annum on the amount of any such draft.

         In addition to the foregoing letter of credit and acceptance commission, the Borrower will pay to the Letter of Credit Bank, for its sole use and benefit, such other customary fees of the Letter of Credit Bank as may be agreed to from time to time by the Borrower and the Letter of Credit Bank.

                  (e) Agent's Fee. The Borrower agrees to pay to the Agent the fees specified in the letter agreement of even date herewith by and between the Borrower and the Agent, as such agreement may be modified or supplemented from time to time.

                                   ARTICLE III

                      ADDITIONAL PROVISIONS REGARDING LOANS

         3.1 Default Rate. Upon the occurrence, and during the continuance, of an Event of Default hereunder, the principal of and, to the extent permitted by law, interest on the Loans hereunder and any other amounts owing hereunder or under the other Loan Documents (other than amounts owing under Section 2.7(d) hereof) shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable.

         3.2  Prepayments.

                (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty without prior notice with respect to Prime Rate Loans and upon one Business Day's prior written notice or telephonic notice (confirmed immediately thereafter in writing) to the Agent with respect to all other Loans; provided, however, that each such partial prepayment shall be a minimum principal amount of $1,000,000; provided further, the Borrower shall pay all amounts payable under Section 3.6 hereof in connection with any such prepayment. Amounts prepaid on the Loans may be reborrowed in accordance with the provisions hereof. If the Borrower shall fail to specify the manner of application, prepayments shall be applied first to Prime Rate Loans, then to Eurodollar Loans (taken as a group) in direct order of their Interest Period maturities.

                (b) Mandatory Prepayments.

                      (i) Commitments. If at any time the sum of the outstand-ing principal balances of the Revolving Loans and the Letter of Credit Obligations shall exceed the then applicable
                Maximum Commitment, then the Borrower shall immediately pay the Agent for the account of the Banks an amount equal to the deficiency. Payments made hereunder shall be applied first, to the Revolving Loans (and with respect to the types of Revolving Loans comprising the Revolving Loans, first to Prime Rate Loans, and then to Eurodollar Loans in direct order of their Interest Period maturities), and second, to the Letter of Credit Obligations.

                      (ii) Clean-Down Payments. The Borrower shall reduce the outstanding principal balance of the Revolving Loans to zero for 30 consecutive days during each period beginning on December 15 of any Fiscal Year and ending on April 15 of the following Fiscal Year (commencing with the period beginning December 15, 1996 and ending on April 15,1997).

                      (iii) Change of Control. Upon the earlier of the date 30
                days after the occurrence of a Change of Control or the date upon which the Borrower is required to make any payment of Indebtedness on account of such Change of Control, the Borrower shall make the following payments to the Agent for the account of the Banks: (A) the payment of the then outstanding principal balance of the Revolving Loans together with all accrued and unpaid interest thereon and all accrued and unpaid fees hereunder, (B) the payment of an amount equal to the then outstanding Letter of Credit Obligations to be held by the Agent in a cash collateral account in the name of the Agent and under the dominion and control of the Agent as additional security for the reimbursement obligations which may thereafter arise on account of subsequent drawings or payments under Letters of Credit then outstanding and (C) the payment of all other amounts then owing under the Loan Documents.

         3.3 Conversion. The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in Section 3.4, Eurodollar Loans may be converted into Loans of another type only on the last day of an Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Loans may be converted into Eurodollar Loans, only if no Potential Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be in such minimum amounts as provided in Section 2.2(b), and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month or 30 days, respectively. Each such extension or conversion shall be effected by the Borrower by giving written notice (or telephone notice promptly confirmed in writing) to the Agent (including requests for extensions and renewals, a "Notice of Conversion") prior to 11:00 a.m. (Charlotte, North Carolina time) on the Business Day of, in the case of existing Prime Rate Loans, and on the third Business Day prior to, in the case of existing Eurodollar Loans, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be deemed to be a reaffirmation by the Borrower that no Potential Default or Event of Default then exists and is continuing and that the representations and warranties set forth in Article V are true and correct in all material respects as of the date of such Notice of Conversion (except to the extent they relate to an earlier period). In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loans shall be automatically converted into Prime Rate Loans at the end of their respective Interest Periods. The Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any Loans.

         3.4 Increased Costs, Illegality, etc. In the event any Bank shall determine (which determination shall be final and conclusive and binding on all the parties hereto absent manifest error):

                  (a) Unavailability. On any date for determining the appropriate Adjusted Eurodollar Rate for any Interest Period, that by reason of any changes arising on or after the date of this Loan Agreement affecting the interbank Eurodollar market, dollar deposits in the principal amount requested are not generally available in the interbank Eurodollar market, or adequate, and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; then Eurodollar Loans will no longer be available, and requests for a Eurodollar Loan shall be deemed requests for Prime Rate Loans, until such time as such Bank shall notify the Borrower that the circumstances giving rise thereto no longer exist.

                  (b) Increased Costs. At any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the making, the commitment to make or the maintaining of any Eurodollar Loans because of (x) any change since the date of this Loan Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) including without limitation the imposition, modification or deemed applicability of any reserves, deposits or similar requirements as related to Eurodollar Loans (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Adjusted Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; then the Borrower shall pay to such Bank promptly upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank may determine in its sole discretion) as may be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (written notice as to the additional amounts owed to such Bank, showing the basis for calculation thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto).

                  (c) Illegality. At any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impractical as a result of a contingency occurring after the date of this Loan Agreement which materially and adversely affects the interbank Eurodollar market; then Eurodollar Loans will no longer be available, requests for Eurodollar Loans shall be deemed requests for Prime Rate Loans and the Borrower may, and upon direction of the Bank, shall, as promptly as possible and, in any event within the time period required by law, have any such Eurodollar Loans then outstanding converted into Prime Rate Loans.

         3.5  Increased Costs and Reduced Return.

                  (a) If the Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or governmental authority, or the compliance by any Bank or any lending office of any Bank with any directive of or guideline from any central bank or other governmental authority or the introduction of or change in any accounting principles applicable to any Bank or any lending office of any Bank (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to any Bank or any lending office of any Bank of any amounts payable hereunder (except for taxes on the overall income of any Bank or any lending office of any Bank), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, any Bank or any lending office of any Bank, or
         (iii) impose on any Bank or any lending office of any Bank any other condition regarding this Loan Agreement, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Bank or any lending office of any Bank of making any Loan, maintaining its Commitment to make any Loan or participating in any Letter of Credit, or to reduce any amount received or receivable by any Bank hereunder, then, upon demand by such Bank, the Borrower shall pay to such Bank such additional amounts as will compensate such Bank for such increased costs or reductions in amount, together with interest on such additional amounts calculated from the date such costs or reductions are incurred.

                  (b) If any Bank shall have determined that any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or any lending office of such Bank with any Capital Guideline or with any request or directive of any such governmental authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Bank or any lending office of such Bank, and such Bank determines that the amount of such capital is increased as a direct or indirect consequence of any Loans or Letters of Credit made or maintained or any Commitment to make Revolving Loans or to participate in Letters of Credit, or such Bank's or such lending office's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Lender's or such lending office's capital to a level below that which such Bank could have achieved but for such circumstances as a consequence of any Loans made or maintained, or the Commitment to make Revolving Loans, such Bank's or such lending office's other obligations hereunder (in each case, taking into consideration the Bank's or such lending office's policies with respect to capital adequacy), then, upon demand by such Bank, the Borrower shall pay to such Bank from time to time such additional amounts as will compensate such Bank for such cost of maintaining such increased capital or such reduction in the rate of return on the such Bank's or such lending office's capital.

                  (c) Upon determining in good faith than any additional amounts will be payable pursuant to this Section, any Bank will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section; provided, however, the Borrower shall not be obligated to pay any of such amounts to any such Bank until it receives the applicable notice from such Bank. Determination by any Bank of amounts owing under this Section shall, absent manifest error, be final and conclusive and binding on the parties hereto. Failure on the part of any Bank to demand compensation for any period hereunder shall not constitute a waiver of such Bank's rights to demand any such compensation in such period or in any other period.

                  (d) The Borrower will reimburse the Letter of Credit Bank on demand for all charges and expenses made or incurred by the Letter of Credit Bank in connection with each Letter of Credit including any increased expense to the Letter of Credit Bank resulting from the application of any tax (other than income tax), reserve requirement or deposit insurance premiums; the amount of such charges and expenses to be determined by the Letter of Credit Bank in good faith.

                  (e) All amounts payable under this Section 3.5 shall bear interest from the date that is three Business Days after the date of demand by any Bank until payment in full to such Bank at a per annum rate equal to the Prime Rate plus 2%.

         3.6 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain:

                  (a) if for any reason (other than a default by such Bank or the Agent) a borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion;

                  (b) if any repayment or conversion of any Eurodollar Loan occurs on a date which is not the last day of an Interest Period applicable thereto;

                  (c) if any prepayment of any Eurodollar Loan is not made on any date specified in a notice of prepayment given by the Borrower; or

                  (d) as a consequence of any other default by the Borrower to repay its Loans or any Letter of Credit Obligations when required by the terms of this Loan Agreement.

Calculation of all amounts payable to a Bank under this Section shall be made as though such Bank has actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and in the case of Eurodollar Loans, through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

         3.7 Taxes. (a) All payments made by the Borrower hereunder, under the Notes or under any Loan Document will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall income of a Bank or any lending office of such Bank, (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If the Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Banks pursuant to this sentence) the Banks receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law; provided, however, if any Bank subsequently recovers any of such deductions or withholdings, such Bank shall promptly refund to the Borrower the amount of such deductions or withholdings. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Banks and the Agent an official receipt showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Loan Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (b) The Borrower will indemnify the Banks for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.7) paid by any Bank and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Bank makes written demand; provided, however, the Borrower shall have the right to contest any such Taxes before any appropriate administrative agency or court of competent jurisdiction so long as such Bank is not adversely affected by any such contest, as reasonably determined by such Bank.

                  (c) Each Bank which is a foreign person (i.e., a Person other than a United States Person for United States Federal income tax purposes) hereby agrees that:

                      (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to
                  Section 10.3(b) hereof after the Closing Date, the date upon which such Bank becomes a party hereto) deliver to the Borrower through the Agent:

                            (A) two accurate and complete signed originals of
                      Form 4224, or

                            (B) two accurate and complete signed originals
                      of Form 1001,

                  in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or offices under this Loan Agreement free from withholding of United States Federal income tax;

                      (ii) if at any time such Bank changes its lending office or offices or selects an additional lending office, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder;

                            (A) if such changed or additional lending office
                      is located in the United States, two accurate and complete signed originals of Form 4224, or

                            (B) otherwise, two accurate and complete signed
                      originals of Form 1001,

                  in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Loan Agreement free from withholding of United States federal income tax; and

                      (iii) it shall, promptly upon the Borrower's reasonable
                  request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

                  (d) If the Borrower fails to perform its obligations under this Section 3.7, the Borrower shall indemnify the Banks for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

         3.8 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 3.4(b) or (c) or 3.7, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no disadvantage (including, without limitation, no economic, legal or regulatory disadvantage), with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 3.4, 3.5, or 3.7.

         3.9 Late Payment Fee. Should any principal installment payment be in default for more than 15 days, there may be imposed, to the extent permitted by law, a delinquency charge not to exceed 2% of such installment in default. In addition, at the Majority Banks' option, any overdue interest, fees and charges may, for purposes of computing and accruing interest, be deemed to be a part of the corresponding principal Obligation and interest shall accrue on a daily compounded basis after such date (at the applicable rate, including any default rate under Section 3.1) thereon.

         3.10 Payments and Computations. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in U.S. dollars in immediately available funds at its offices in Charlotte, North Carolina not later than 11:00 a.m. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent will thereafter cause to be distributed promptly like funds relating to the payment of principal or interest or fees ratably to the Banks entitled to receive such payments in accordance with the terms of this Loan Agreement. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. All computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days (except for the commitment fees payable in Section 2.10 hereof which shall be based on the actual number of days elapsed over a year of 365 days). Interest shall accrue from and include the date of such Loan, but exclude the date of payment.

         3.11 Replacement or Removal of Bank. In the event that the Agent receives one or more notices claiming compensation, reimbursement or indemnity (each, a "Compensation Notice") pursuant to the provisions of Sections 3.4, 3.5 or 3.7 and the aggregate amount of all such compensation, reimbursement or indemnity payments made or required to be made by the Borrower to such Bank pursuant to Sections 3.4, 3.5 or 3.7 is materially greater (as determined by the Borrower in its reasonable judgment) than the weighted average amount of payments made or required to be made to the other Banks pursuant to Sections
3.4, 3.5 or 3.7, then, so long as no Potential Default or Event of Default shall have occurred and be continuing, the Borrower may, within 60 days after receipt of any such Compensation Notice, elect to terminate such Bank as a party to this Loan Agreement. If any Bank to be terminated has a Commitment which, together with the amount of any Commitment or Commitments theretofore or concurrently therewith to be reduced in accordance with this Section 3.11, aggregates 30% or less of the aggregate Commitments, the Borrower may elect either to replace such Bank with another financial institution reasonably satisfactory to the Agent (a "Replacement Bank") or to reduce the Commitments by the amount of the Commitment of such Bank. If any Bank to be terminated has a Commitment which, together with the amount of any Commitment or Commitments theretofore or concurrently therewith to be reduced in accordance with this Section 3.11, aggregates in excess of 30% of the aggregate Commitments, the Borrower may elect to terminate such Bank only if, together with its notice of termination, it provides to the Agent a commitment from a Replacement Bank to replace the Commitment of the terminated Bank under this Loan Agreement on the terms and conditions set forth herein. The Borrower's election to terminate a Bank under this Section 3.11 shall be set forth in a written notice from the Borrower to the Agent (with a copy to such Bank), setting forth (i) the basis for termination of such Bank,
(ii) whether the Borrower intends to replace such Bank with a Replacement Bank or (if the Borrower is not required to replace such Bank) to reduce the Commitments by the amount of the Commitment of such Bank, and (iii) the date (not later than 30 days after the date of such notice) when such termination shall become effective (the "Termination Effective Date"). On the Termination Effective Date, (x) the Borrower and/or the Replacement Bank, as applicable, shall pay the terminated Bank an amount equal to all principal, interest, fees and other amounts owed to such Bank (including, without limitation, any amounts owed under Sections 3.4, 3.5 or 3.7), through the date on which such termination becomes effective, and (y) there shall have been received by the Agent all documents and supporting materials necessary, in the reasonable judgment of the Agent to evidence the substitution of the Replacement Bank for such Bank or, if there is no Replacement Bank, to reflect the adjustment of the Commitments, including, without limitation, any necessary or appropriate adjustments to the Commitment Percentages, such adjustments to the Committed Percentage of any remaining Bank to be based upon the percentage of such Bank's Committed Amount to the aggregate Committed Amounts of all of the remaining Banks.

                                   ARTICLE IV

                      CONDITIONS PRECEDENT TO INITIAL LOANS

                        AND ISSUANCE OF LETTERS OF CREDIT

         The obligations of the Banks to make the initial Loan hereunder and the obligation of the Letter of Credit Bank to issue the initial Letter of Credit hereunder are subject, at the time of the making of such initial Loan to the satisfaction of the following conditions (in form and substance acceptable to the Agent):

         4.1 Executed Loan Documents. Receipt by the Agent of executed copies of this Loan Agreement and the other Loan Documents and (in sufficient numbers to provide a fully executed original of each, except for the Notes, for each Bank).

         4.2 No Default; Representations and Warranties. Receipt by the Agent of a certificate from the chief financial officer of the Borrower certifying that at both at the time of the making of such Loan and after giving effect thereto
(i) there shall exist no Potential Default or Event of Default and (ii) all representations and warranties contained herein or in the other Loan Documents then in effect shall be true and correct in all material respects.

         4.3 Opinion of Counsel. Receipt by the Agent of an opinion, or opinions, in form and substance satisfactory to the Banks, addressed to the Banks and dated as of the Closing Date from counsel to the Borrower, which shall cover the matters contained in Exhibit 4.3 hereto (in sufficient numbers to provide a fully executed original to each Bank).

         4.4 Corporate Documents.  Receipt by the Agent of the following:

              (a) Charter Documents. Copies of the charter documents (as amended) of the Borrower certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

              (b) Resolutions. Copies of resolutions of the Board of Directors of the Borrower approving and adopting the Loan Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the date of this Loan Agreement to be true and correct and in force and effect as of such date.

              (c) Bylaws. A copy of the bylaws of the Borrower certified by a secretary or assistant secretary as of the date of this Loan Agreement to be true and correct and in force and effect as of such date.

              (d) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate governmental authorities of the state of incorporation.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Agent and the Banks that:

         5.1   Organization and Power; Qualification; Good Standing;
Subsidiaries.

         5.1.1 Organization and Power. The Borrower and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own and operate their respective properties and to carry on their respective business as now conducted and proposed to be conducted. The Borrower has all requisite corporate power and authority to enter into this Loan Agreement and to perform its obligations hereunder.

         5.1.2 Qualification; Good Standing. The Borrower is duly licensed or qualified as a foreign corporation authorized to transact business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of the business transacted by it makes such licensing or qualification necessary.

         5.1.3 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than as identified in Exhibit 5.1.3 hereto. The capital stock of each of the Borrower's Subsidiaries is duly authorized, validly issued and fully paid and nonassessable. Each of the Borrower's Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified as a foreign corporation authorized to transact business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of the business transacted by it makes such licensing or qualification necessary. Each of the Borrower's Subsidiaries has full corporate power and authority to own its assets and properties, and to operate its business as presently owned and conducted.
Exhibit 5.1.3 correctly sets forth the ownership interest of the Borrower in each of its Subsidiaries as of the Closing Date.

         5.2   Authorization of Borrowing; No Conflicts; Binding Obligations;
etc.

         5.2.1 Authorization of Borrowing. The execution, delivery and performance by the Borrower of this Loan Agreement and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action by the Borrower.

         5.2.2 No Conflicts. The execution, delivery and performance by the Borrower of this Loan Agreement and the issuance, delivery and payment of the Notes do not and will not (i) violate any provision of law applicable to the Borrower, the Restated Charter

(as amended) or Bylaws of the Borrower or the Charter or Certificate or Articles of Incorporation or Articles of Association or Bylaws or Memoranda of Association of any Subsidiary of the Borrower, or any order, judgment or decree of any court or other agencies of government binding on the Borrower or any of its Subsidiaries (except to the extent that the provisions of Section 7.4 hereof may conflict with the preferred stock dividend and mandatory redemption provisions in the Borrower's Restated Charter, which conflict, if any, will not affect the validity or enforceability of this Loan Agreement), (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any of its Subsidiaries or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Subsidiaries.

         5.2.3 Governmental Consents. The execution, delivery and performance by the Borrower of this Loan Agreement, and the issuance, delivery and performance of the Notes, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body or other Person.

         5.2.4 Binding Obligation. This Loan Agreement is, and the Notes when executed and delivered hereunder will be, the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and equitable remedies.

         5.3   Financial Condition; No Changes.

         5.3.1 Financial Statements. The Borrower has heretofore delivered to the Banks (i) the audited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Years ended January 31, 1997 and 1996, consisting of the Borrower's consolidated balance sheets as at such dates and the related consolidated statements of earnings, of cash flows and shareholders equity for the Fiscal Years then ended and (ii) the consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended August 2, 1997. Such statements were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof.

         5.3.2 Contingent Obligations. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation which is not reflected in the financial statements delivered pursuant to Subsection 5.3.1 or in the notes thereto or otherwise permitted by Section 7.3.

         5.3.3 No Material Adverse Change. During the period February 1, 1997 through the Closing Date, there has been no change in the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries which has been, either in any case or in the aggregate, materially adverse to the Borrower and its Subsidiaries, taken as a whole.

         5.3.4 Restricted Payments. During the period February 1, 1997 through and including the Closing Date, the Borrower has not directly or indirectly declared, ordered, paid or made or set apart any sum of money or any property for any Restricted Payment or agreed to do so, except for the regular quarterly dividends on the Borrower's outstanding preferred stock.

         5.4 Title to Properties; Liens. The Borrower and its Subsidiaries have good and legal title to all properties and assets, real and personal, tangible and intangible, reflected in the consolidated balance sheet of the Borrower as at January 31, 1997 referred to in Subsection 5.3.1 except for assets acquired or disposed of either in the ordinary course of business since the date of such consolidated balance sheet or as otherwise permitted by this Loan Agreement. All such properties and assets are free and clear of Liens, except as permitted under Section 7.1.

         5.5 Litigation. Except as shown in Note 16 to the financial statements for fiscal year 1997 and as shown in Note 7 to the financial statements for the fiscal period ended August 2, 1997, there is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective properties which would result in any material adverse change in the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or would materially adversely affect the ability of the Borrower to perform its Obligations, and there is no basis known to the Borrower for any such action, suit or proceeding.

         5.6 Compliance with Law. Except as disclosed in Note 16 to the Financial Statements delivered pursuant to Subsection 5.3.1 or in Section 5.5, neither the Borrower nor any of its Subsidiaries is (i) in violation of any applicable law which materially adversely affects or may materially adversely affect the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or which would materially adversely affect the ability of the Borrower to perform its Obligations or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a materially adverse effect on the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or which would materially adversely affect the ability of the Borrower to perform its obligations.

         5.7 Payment of Taxes. As of the Closing Date, the Borrower and its Subsidiaries have filed all federal tax returns and all other tax returns that, to the best knowledge of the Borrower's officers, after due inquiry, are required to be filed by any of them, and have paid all taxes, assessments, fees and other governmental charges upon the Borrower and its Subsidiaries and upon their respective properties and assets (real and personal, tangible and intangible), income and franchises which are due and payable in accordance with such returns, except to the extent permitted by Section 6.3. As of the Closing Date, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or governmental charges are, in the opinion of the Borrower, adequate and the Borrower does not know of any proposed tax assessment against it or any of its Subsidiaries that would be material to the condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

         5.8   Contractual Obligations: Performance.

         5.8.1 Contractual Obligations.. Except as set forth in Exhibit 5.8.1 hereto, as of the Closing Date neither the Borrower nor any of its Subsidiaries is a party to or is subject to any Contractual Obligation (other than Contractual Obligations entered into in the ordinary course of business of the Borrower and its Subsidiaries or as otherwise permitted by this Loan Agreement) that is material to the Borrower and its Subsidiaries, taken as a whole. None of such Contractual Obligations in existence as of the Closing Date will materially adversely affect the ability of the Borrower to perform its Obligations.

         5.8.2 Performance. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of the Borrower and any of its Subsidiaries and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties and assets (real and personal, tangible and intangible) operations or condition (financial or otherwise), of the Borrower and its Subsidiaries, taken as a whole, and which would not materially adversely affect the ability of the Borrower to perform its Obligations.

         5.9 Environmental Protection. As of the Closing Date, the Borrower and each of its Subsidiaries has obtained all material permits, licenses and other authorizations that are required with respect to the operation of its business under any Environmental Law; the Borrower and each of its Subsidiaries is in compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except to the extent that the failure to comply therewith would not result in any material adverse change in the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or materially adversely affect the ability of the Borrower to perform its Obligations; including the matters set forth in Note 16 to the financial statements delivered pursuant to Subsection 5.3.1, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against the Borrower or any of its Subsidiaries relating in any way to the Environmental Laws which would result in any material adverse change in the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or which would materially adversely affect the ability of the Borrower to perform its Obligations; and there are no past or present (or, to the best of the Borrower's knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws, or which may give rise to any common law or other legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, except to the extent that such non-compliance or liability would not result in any material adverse change in the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or materially adversely affect the ability of the Borrower to perform its Obligations.

         5.10 Employee Benefit Plans. The Borrower and each of its Subsidiaries and each of their respective ERISA Affiliates is in compliance in all material respects with any applicable provisions of the Code and ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans. As of the Closing Date, no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan and neither the Borrower, any of its Subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan, other than the withdrawal liability of the Greif Companies to the ACTWV Pension Fund.

         5.11 Certain Fees. No broker's or finder's fee or commission will be payable by or on behalf of the Borrower with respect to this Loan Agreement or the transactions contemplated hereby, and the Borrower hereby indemnifies the Banks against and agrees that it will hold the Banks harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred by the Borrower in connection with this Loan Agreement or the transactions contemplated hereby.

         5.12 Defaults. No Event of Default or Potential Default exists under this Loan Agreement.

         5.13 Disclosure. As of the Closing Date, there is no fact known to the Borrower which materially adversely affects the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

         5.14 Margin Stock. None of such Loans or Letters of Credit will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect and until the Loans and Letter of Credit Obligations, together with interest, fees and all other Obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         6.1 Financial Statements and Other Reports. The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements of the Borrower in conformity with GAAP. The Borrower will deliver to each of the Banks:

                  (a) as soon as practicable and in any event within 30 days after the end of each calendar month (other than January) in each of the Borrower's Fiscal Years, and as soon as practicable after the end of the month of January, an unaudited consolidated balance sheet and income and cash flow statements of the Borrower and its Subsidiaries as at the end of the accounting month corresponding to such calendar month and for the year-to-date period then ended in the form prepared by the Borrower for its own use, but in any event setting forth, in comparative form, the consolidated figures for the corresponding periods of the previous Fiscal Year and the consolidated figures included in the operating plan delivered to the Banks pursuant to
         Section 6.1(l), all in reasonable detail;

                  (b) as soon as practicable and in any event within 60 days after the end of each fiscal quarter in each of the Borrower's Fiscal Years, other than the fourth fiscal quarter, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of earnings and shareholders equity of the Borrower and its Subsidiaries for such fiscal quarter setting forth in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year;

                  (c) as soon as practicable and in any event within 100 days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of earnings, of cash flows and of shareholders equity of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Borrower, which opinion shall not be subject to a "going concern" or similar qualification, to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly the financial condition of the Borrower reported on and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (d) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to paragraph (b) and (c) above, a statement signed by its Vice President-Finance and Chief Financial officer, Treasurer or Controller to the effect that no Event of Default or Potential Default exists, and that such financial statements present fairly the financial position of the Borrower and its Subsidiaries and the results of their operations for the period covered thereby, and together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to paragraphs (b) and (c) above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in Sections 7.2, 7.3, 7.4, 7.5 and 7.10;

                  (e) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to paragraph (c) above, a certificate of the accountants addressed to the Agent and the Banks who rendered the opinion with respect to such financial statements, stating that they have read this Loan Agreement and stating further whether, in making their audit, such accountants have become aware of any Event of Default or Potential Default under any of the terms or provisions of Sections 7.4, 7.5 and 7.10 of this Loan Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature thereof;

                  (f) within 60 days after the end of each fiscal quarter of each fiscal year, a statement signed by its Senior Vice President-Finance and Chief Financial officer, Treasurer or Controller setting forth the Pricing Ratio as at the end of each such fiscal quarter and setting forth that no Event of Default or Potential Default exists;

                  (g) promptly upon receipt thereof, copies of all reports submitted to the Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower made by such accountants, including, without limitation, any report to the audit committee of the Borrower's board of directors on internal controls or other similar reports submitted by such accountants in connection with their annual audit;

                  (h) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders or by any Subsidiary of the Borrower to its security holders other than the Borrower or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Borrower or any Subsidiary to the public concerning material developments in the business of the Borrower and its Subsidiaries;

                  (i) promptly upon becoming aware (i) of any condition or event which constitutes an Event of Default or Potential Default, or that any Bank, the Co-Agent or the Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Default under this Loan Agreement, (ii) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1.2, (iii) of the institution of any litigation involving an alleged liability of the Borrower or any of its Subsidiaries equal to or greater than $10,000,000, individually or in the aggregate for all such litigation, or any adverse determination in any litigation involving a potential liability of the Borrower or any of its Subsidiaries equal to or greater than $3,500,000, individually or in the aggregate for all related litigation, (iv) that any civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation or proceeding is pending or threatened against the Borrower or any of its Subsidiaries, including, without limitation, with respect to any Environmental Laws, involving potential liability, penalties or sanctions (including, without limitation, estimated cleanup costs), equal to or greater than $10,000,000, individually or in the aggregate, or any adverse determination in any of the foregoing involving potential liability of the Borrower or any of its Subsidiaries equal to or greater than $3,500,000, individually or in the aggregate, (v) of any condition or event which would be required to be disclosed in a current report filed by the Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof) if the Borrower were required to file such reports under the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, or (vi) of a material adverse change in the business, operations, properties and assets (real and personal, tangible and intangible) condition or prospects (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed default, Event of Default, Potential Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                  (j) promptly upon becoming aware of the occurrence of any (i) Termination Event, or (ii) non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto;

                  (k) with reasonable promptness, copies of (i) all notices received by the Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (ii) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; (iii) any application for the waiver or extension of the minimum funding requirements of the Code or ERISA; (iv) any notice of the failure of any Pension Plan to meet the minimum funding standards which is required under Section 101(d) of ERISA; and (v) any notice of the intent to terminate any Pension Plan which is required under Section 4041(2) of ERISA;

                  (l) as soon as practicable and in any event within ninety (90) days after the beginning of each Fiscal Year, the consolidated balance sheets, income statements and cash flow statements included in the Borrower's operating plan for such Fiscal Year, on a monthly basis;

                  (m) with reasonable promptness, notice of the date the Borrower has complied with the provisions of Section 3.2(b)(ii) with respect to any applicable 45 day period thereunder; and

                  (n) with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Bank.

         6.2 Corporate Existence, etc. The Borrower will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and, except as permitted under Section 7.6, those of each of its Subsidiaries; provided, that the Borrower shall not be required to preserve and keep in full force and effect the corporate existence of any Subsidiary of the Borrower or any right or franchise if the Borrower reasonably determines that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or any Subsidiary of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Banks.

         6.3 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets (real and personal, tangible and intangible) or in respect of any of its franchises, business, income or property, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets (real and personal, tangible and intangible); provided, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         6.4 Maintenance of Properties; Insurance. The Borrower will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or owned or leased in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof unless disposed of in the ordinary course of business of the Borrower and its Subsidiaries or as otherwise permitted by this Loan Agreement. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by business entities of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other business entities; provided, that the Borrower may maintain reasonable selfinsurance (including reasonable deductibles or similar loss or retained risk thresholds).

         6.5 Inspection. The Borrower will permit any authorized representatives designated by any Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Each Bank confirms to the Borrower that it is the policy and practice of such Bank to maintain in confidence all proprietary or confidential information received by it from its customers, and that it will use efforts to protect the confidentiality of such information commensurate with its efforts to maintain the confidentiality of its own proprietary or confidential information, subject to any obligation it may have to disclose such information to assignees or participants described in Section 10.3 hereof, and subject to any requirement that such information be disclosed in connection with any judicial, administrative or governmental proceeding or to any regulatory authority having jurisdiction over any of the Banks or their respective operations, or otherwise under lawful compulsion.

         6.6 Security for Obligations. If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets (real and personal, tangible and intangible), whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 7.1, it shall, within 15 days after the creation of such Lien, make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured or entitled to be secured as long as any such other Indebtedness shall be so secured; provided, that this covenant shall not be construed as consent by the Banks to any violation by the Borrower of the provisions of Section 7.1.

         6.7 Compliance with Laws, etc. The Borrower and its Subsidiaries shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all Environmental Laws, noncompliance with which would materially adversely affect the business, properties and assets (real and personal, tangible and intangible) operations or condition (financial or otherwise) of the Borrower or any of its Subsidiaries.

         6.8 Pari Passu. All the payment obligations of the Borrower arising under or pursuant to the Loan Documents will at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of the Borrower (other than those which are mandatorily preferred by laws or regulations of general application).

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect and until the Loans and Letter of Credit Obligations, together with interest, fees and all other Obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         7.1 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                  (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 6.3;

                  (b) Statutory Liens of landlords and Liens of carriers, warehouses, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and deposits made to obtain the release of such Liens;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, appeal or customs bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (d) Any attachment or judgment Lien not constituting an Event of Default pursuant to Section 8.8 hereof;

                  (e) Liens of mortgages or pledges by Subsidiaries of the Borrower of all or part of their assets as security for Indebtedness owing by them to the Borrower or to another Subsidiary of the Borrower;

                  (f) The pledge by the Borrower or any Subsidiary of the Borrower of documents representing merchandise being exported to any place outside the continental limits of the United States of America in connection with the discount or sale of foreign drafts or in connection with other similar methods of financing such export shipments;

                  (g) Liens on supplies or materials of the Borrower or any Subsidiary of the Borrower to secure advances from the United States Government or from any agency or instrumentality thereof in connection with any contract with such government, agency or instrumentality for the manufacture of such supplies or materials, to which the Borrower or any Subsidiary of the Borrower is a party, directly or indirectly;

                  (h) Capital Leases and Operating Leases, and all liens, rights of reverter and other possessory rights of the lessors there-under;

                  (i) Zoning restrictions, easements, rights-of-way or other restrictions on the use of real property, and minor irregularities in the title thereto; and any other Liens and encumbrances similar to those described in this paragraph (i) that were not incurred in connection with the borrowing of money or the obtaining of advances or credits; provided, that all of the foregoing do not in the aggregate materially detract from the value of the property of the Borrower and its Subsidiaries or materially impair the use thereof in the operation of their respective businesses or the marketability thereof;

                  (j) Purchase money security interests granted in connection with the acquisition of fixed assets, provided, that the acquisition thereof is permitted by Subsection 7.5.4 and such Liens attach only to the property acquired thereby;

                  (k) Liens on accounts receivable which have been sold or discounted by the Borrower by means of a securitization for purposes of securing the obligations incurred by the Borrower in connection with such sale provided that (i) the outstanding amount of accounts receivable so sold or discounted by the Borrower in the aggregate at any time shall not exceed 50% of the face amount of all such receivables, (ii) the accounts receivable so sold or discounted are substantially similar in credit quality to the accounts receivable retained by the Borrower and (iii) the proceeds of such sales shall be used to prepay the Obligations and permanently reduce the Committed Amounts; and

                  (l) Liens securing obligations under commercial letters of credit issued to enable the Borrower or any of its Subsidiaries to acquire inventory, provided that such Liens are limited to the inventory being acquired.

         7.2 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

                  (a) The Borrower and its Subsidiaries may make and own Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating in one of the two highest rating categories of S&P or Moody's, (iv) certificates of deposit, bankers, acceptances or time deposits maturing within one year from the date of acquisition thereof issued by any of the Banks or any affiliate of any of the Banks, (v) certificates of deposit or bankers, acceptances maturing within one year from the date of acquisition thereof or time deposits maturing within 30 days from the date of acquisition thereof issued by other commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having shareholders' equity of not less than $125,000,000, or other commercial banks organized under the laws of a foreign country, each having shareholders, equity of not less than $500,000,000, (vi) repurchase agreements with commercial banks or with securities dealers, in any case fully secured as to principal and interest by obligations described in clauses (i)-(v) of this paragraph (a), and (vii) money market funds given the highest rating by S&P or Moody's and with assets of not less than $500,000,000;

                  (b) The Borrower may make and own Investments consisting of advances, loans, extensions of credit to or purchases of Securities of, or other Investments in, its Subsidiaries, and the Borrower's Subsidiaries may make and own Investments consisting of advances, loans, extensions of credit or purchases of Securities of, or other investments in, the Borrower and Subsidiaries of the Borrower;

                  (c) The Borrower and its Subsidiaries may make and own loans or advances to the trustee of various employee incentive and stock purchase plans of the Borrower, not to exceed $19,000,000 in the aggregate at any one time outstanding;

                  (d) The Borrower and its Subsidiaries may continue to own Investments reflected in the financial statements delivered pursuant to Subsection 5.1.3 hereof; and

                  (e) The Borrower and its Subsidiaries may make and own other Investments not to exceed in the aggregate at any time outstanding 10% of Consolidated Tangible Net Worth.

         7.3 Contingent Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, including, without limitation Contingent Obligations of the Borrower or any Subsidiary of the Borrower with respect to any other Subsidiary of the Borrower, except:

                  (a) The Borrower may remain liable with respect to Contingent Obligations arising under trade letters of credit or Contingent Obligations reflected as a liability on the Borrower's consolidated balance sheet (other than Indebtedness of the Borrower's Subsidiaries);

                  (b) The Borrower may become or remain liable with respect to guaranties of the obligations of Subsidiaries with respect to Operating Leases, employment agreements and indebtedness for borrowed money;

                  (c) The Borrower may become and remain liable with respect to guaranties of its Subsidiaries' trade payables and accrued liabilities incurred in the ordinary course of business;

                  (d) The Borrower may become and remain liable with respect to stock purchase notes owing to the trustee of various employee incentive and stock purchase plans of the Borrower by participants in such plans; provided, that any payments by the Borrower with respect to such notes are repaid to the Borrower by such trustee in reduction of loans or advances owing by him to the Borrower;

                  (e) The Borrower and Subsidiaries may become and remain liable with respect to Contingent Obligations arising out of assignments by the Borrower and Subsidiaries of Capital Leases and Operating Leases;

                  (f) The Borrower and any Subsidiary may become and remain liable with respect to Contingent Obligations arising out of (i) the indemnification of directors, officers, employees and agents to the extent permissible under the Tennessee Business Corporation Act or the corporation law of the jurisdiction in which such Subsidiary is incorporated or organized, (ii) the indemnification of investment bankers, commercial banks and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Subsidiary's securities or the rendering of banking or professional services for the Borrower or such Subsidiary, and (iii) the indemnification of landlords, lessors, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or such Subsidiary;

                  (g) The Borrower may become and remain liable with respect to guaranties of or letters of credit supporting Indebtedness of Subsidiaries (including, without limitation, Capital Leases) and other Contingent Obligations not to exceed in aggregate amount at any time outstanding 10% of Consolidated Tangible Net Worth (exclusive of any foreign currency fluctuations); and

                  (h) The Borrower may incur customary and reasonable indemnity obligations in connection with the sale of assets permitted by Section
         7.6 hereof.

         7.4 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, that, so long as no Event of Default or Potential Default has occurred and is continuing or would occur as a result of such action:

                  (a) The Borrower may make Restricted Payments if the cumulative amount of all such Restricted Payments (including any Restricted Payment proposed to be made) after the Closing Date would not exceed the sum of (i) $5,000,000.00; plus (ii) 50%, if positive, or minus 100%, if negative, of cumulative Consolidated Net Income after January 31, 1995 to the end of the accounting month immediately preceding the date of the action by the board of directors of the Borrower declaring or authorizing the Restricted Payment, taken as a single period; plus (iii) 50% of the cumulative net cash proceeds of the issuance of new equity Securities by the Borrower, other than proceeds applied for the purposes described in clauses (i)(C) and
         (ii)(B) of the definition of Restricted Payment;

                  (b) The Borrower may make Restricted Payments with respect to the Borrower's Convertible Preferred Stock; and

                  (c) The Borrower may make Restricted Payments described in clause (ii)(D) of the definition of Restricted Payments at a price not to exceed $.05 per Shareholder Right or $2,000,000 in the aggregate for all such Shareholder Rights.

         7.5   Financial Covenants.

         7.5.1 Consolidated Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth of at least $55,000,000 as of the end of any quarterly or annual accounting period; provided, however, such required amount shall be increased on the first day of Fiscal Year 1999 and on the first day of each Fiscal Year thereafter by an amount equal to 50% of positive Consolidated Net Income for the Fiscal Year then ending, such increases to be cumulative; provided further, such required amount shall be further increased by the amount of the net proceeds received by the Borrower on account of any Equity Issuance, any such increase to be effective as of the date of receipt by the Borrower of such proceeds.

         7.5.2 Consolidated Fixed Charge Coverage Ratio. The Borrower will maintain as of the last day of each of the following quarterly accounting periods, a Consolidated Fixed Charge Coverage Ratio of not less than:

                  Quarter Ending                       Ratio
                  --------------                      ------
                  October 31, 1997 and each          1.60 to 1.0
                     quarter ending thereafter
                     through October 31, 1999

                  January 31, 2000 and each          1.63 to 1.0
                     quarter ending thereafter
                     through October 31, 2001

                  January 31, 2001 and each          1.65 to 1.0
                     quarter ending thereafter

         7.5.3 Consolidated Indebtedness/Total Capital. The Borrower will maintain a ratio of Consolidated Indebtedness to Total Capital of less than
(a).65 to 1.0 on the last day of the fiscal quarter ending October 31, 1997, (b) .63 to 1.0 on the last day of the fiscal quarters ending January 31, 1998 through October 31, 1998, (c) .60 to 1.0 on the last day of the fiscal quarters ending January 31, 1999 through October 31, 1999, (d) .55 to 1.0 on the last day of the fiscal quarters ending January 31, 2000 through October 31, 2000 and (e)
 .50 to 1.0 on the last day of the fiscal quarter ending January 31, 2001 and on the last day of each fiscal quarter ending thereafter.

         7.5.4 Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire, or commit to purchase or otherwise acquire, any fixed or capital asset or otherwise make or incur obligations for Capital Expenditures by the expenditure of cash or the incurrence of Indebtedness, the cost of which (or, in the case of any acquisition not in the nature of an ordinary purchase, the book value of the consideration given for which), when aggregated with the costs of all other such assets purchased or otherwise acquired by the Borrower and its Subsidiaries taken as a whole during such Fiscal Year, would exceed $30,000,000 during any Fiscal Year (commencing with the Fiscal Year ending January 31, 1998; provided, that, if during any Fiscal Year Capital Expenditures are less than $30,000,000, the lesser of (i) the difference between $30,000,000 and the actual Capital Expenditures for such Fiscal Year, or (ii) $3,000,000 (such lesser amount being referred to as the "Excess Capital Expenditures Allowance") shall be carried forward so as to increase the maximum Capital Expenditures which may be made in accordance with this Subsection 7.5.4 for the immediately succeeding Fiscal Year, but not for any other subsequent Fiscal Year, except to the extent permitted by the next succeeding sentence. Capital Expenditures made in any such succeeding Fiscal Year shall be applied first to the Excess Capital Expenditures Allowance carried forward until such Allowance is exhausted and shall then be applied to the maximum Capital Expenditures specified above for such Fiscal Year in determining whether an Excess Capital Expenditure Allowance is available to be carried forward to the next succeeding Fiscal Year in the manner described in this Subsection 7.5.4.

         7.5.5  [intentionally left blank]

         7.5.6  [intentionally left blank]

         7.6 Restrictions on Fundamental Changes. The Borrower will not, and will not permit any of its Subsidiaries to (i) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (ii) convey, sell, lease, transfer or otherwise dispose of subsequent to the Closing Date, in one or more transactions, all or any portion of its business, properties or assets (real and personal, tangible and intangible) or any stock or other Securities of any of its Subsidiaries, whether now owned or hereafter acquired, constituting in the aggregate for all of such transactions more than 10% of Consolidated Tangible Assets as of the Closing Date; provided, that, so long as no Event of Default or Potential Default has occurred and is continuing or would occur as a result thereof, (x) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any direct wholly-owned Subsidiary of the Borrower, or be liquidated, wound up or dissolved, or all or substantially all of its business, properties or assets (real and personal, tangible and intangible) may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any direct wholly-owned Subsidiary of the Borrower; and (y) the Borrower or any of its Subsidiaries may acquire any Person by merger or consolidation, provided that the Borrower or such Subsidiary is the corporation surviving such merger or consolidation, in any transaction that would not cause an Event of Default or Potential Default under this Loan Agreement.

         7.7 ERISA. The Borrower will not, and will not permit any of its ERISA Affiliates to:

                (a) engage in any transaction in connection with which the Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in either case in an amount in any Fiscal Year greater than $1,000,000;

                (b) fail to make full payment when due of all amounts which, under the provisions of any Pension Plan or applicable law, the Borrower or any of its ERISA Affiliates is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency with respect to any Pension Plan with respect to any plan year; or

                (c) fail to make any payment to any Multiemployer Plan that the Borrower or any of its ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

As used in this Section 7.7, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code.

         7.8 Transactions with Shareholders and Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of the voting power of the Borrower's capital stock, or with any Affiliate of the Borrower or of any such holder, on terms that are materially less favorable to the Borrower or that Subsidiary, as the case may be, than those which would be obtained at the time from Persons who are not such a holder or an Affiliate; provided, that the foregoing restriction shall not apply to any transaction between the Borrower and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries.

         7.9 Subsidiary Securities. The Borrower will not, directly or indirectly, sell, assign, pledge or otherwise encumber or dispose of any shares or other Securities of any of its Subsidiaries, or permit any of its Subsidiaries, directly or indirectly, to sell, assign, pledge or otherwise encumber or dispose of any shares or other Securities of such Subsidiary or of any other such Subsidiary, except (i) to the Borrower and any of its wholly-owned Subsidiaries, (ii) to qualify directors if required by applicable law, (iii) the issuance of promissory notes, drafts or other instruments or Securities by a Subsidiary to evidence indebtedness otherwise permitted by
Section 7.10 and (iv) to the extent otherwise permitted by Section 7.6(ii).

         7.10 Subsidiary Indebtedness. The Borrower will neither cause nor permit (i) any Subsidiary acquired by the Borrower after the Closing Date to incur any Indebtedness in connection with the acquisition of such Subsidiary by the Borrower (but any such Subsidiary may continue to have outstanding after the consummation of such acquisition any Indebtedness previously incurred by such Subsidiary); or (ii) any of its Subsidiaries, whether now owned or hereafter created or acquired, to incur any Indebtedness if the aggregate Indebtedness of all of the Borrower's Subsidiaries (excluding Indebtedness permitted under clause (i)) would, giving effect to the Indebtedness proposed to be incurred, exceed 7-1/2% of Consolidated Tangible Assets.

         7.11 Restrictions on Subsidiary Dividends. The Borrower will not permit any of its Subsidiaries to enter into any agreement prohibiting or restricting the declaration or payment of cash dividends or other payments by such Subsidiary in respect of Securities of such Subsidiaries to, or the making of loans, advances to, or other Investments by such Subsidiary in, the Borrower.

         7.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Default if such action is taken or condition exists.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1 Events of Default. If any of the following conditions or events ("Events of Default") shall occur:

         8.1.1 Failure to Make Payments When Due. Failure of the Borrower to make any payment or prepayment of principal when due hereunder, whether at stated maturity, by acceleration or otherwise; or failure of the Borrower to pay any interest, fees or other amounts due under this Loan Agreement within five
(5) days after the date when due hereunder; or

         8.1.2 Default in Other Agreements. Failure of the Borrower or any of its Subsidiaries to pay, or any default in the payment of, any principal or interest on any Indebtedness (other than Indebtedness evidenced by the Notes) or in the payment of any Contingent Obligation, in either case where the aggregate Indebtedness or Contingent Obligation exceeds $1,000,000, beyond any period of grace provided; or any breach or default with respect to any evidence of any Indebtedness or Contingent Obligation (other than the Indebtedness evidenced by the Notes) or of any loan agreement, mortgage, indenture or other agreement relating thereto where the aggregate principal amount of such Indebtedness or Contingent Obligation then outstanding exceeds $1,000,000, beyond any period of grace provided, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         8.1.3 Breach of Certain Covenants. Failure of the Borrower to perform or comply with any term or condition contained in Sections 6.2, 6.6, 7.4, 7.5 or
7.6 of this Loan Agreement; or

         8.1.4 Warranty. Any of the Borrower's representations or warranties made herein or in any statement or certificate at any time given by or on behalf of the Borrower in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made; or

         8.1.5 Other Defaults under this Loan Agreement. The Borrower shall default in the performance of or compliance with any provision contained in this Loan Agreement other than those referred to above in Sections 8.1, 8.1.3 or
8.1.4 and such default shall not have been remedied or waived within fifteen
(15) days after receipt of notice from the Agent or any Bank of such default, in the case of Sections 7.1-7.3 or 7.7-7.11, or within thirty (30) days after receipt of notice from the Agent or any Bank of such default, in the case of any other provision contained in this Loan Agreement; or

         8.1.6 Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A decree or order for relief in respect of the Borrower or any of its Subsidiaries shall have been entered in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or (ii) an involuntary case is commenced against the Borrower or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of its Subsidiaries, and the continuance of any such events described in this clause (ii) for 60 consecutive days unless dismissed, bonded or discharged; or

         8.1.7 Voluntary Bankruptcy: Appointment of Receiver, etc. The Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Borrower or any of its Subsidiaries of any assignment for the benefit of creditors; or the inability or failure of the Borrower or any of its Subsidiaries, or the admission by the Borrower or any of its Subsidiaries in writing of its inability to pay its debts as such debts become due; or the Board of Directors of the Borrower or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

         8.1.8 Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any case an amount in excess of $2,000,000 or any series of money judgments, writs or warrants of attachment or similar processes involving in the aggregate an amount in excess of $2,000,000 shall be entered or filed against the Borrower or its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days or in any event later than five
(5) days prior to the date of any proposed sale under any such judgment, writ or warrant of attachment or similar process; or

         8.1.9 Condemnations and Seizures. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the property of the Borrower or any Subsidiary constituting a substantial portion of the consolidated total assets of the Borrower and its Subsidiaries; or

         8.1.10 Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing the dissolution or split up of the Borrower and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

         8.1.11 Unfunded ERISA Liabilities. (i) Any Pension Plan maintained by the Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, (ii) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, (iii) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan, or (iv) the Borrower or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan, if, as of the date thereof or any subsequent date, the sum of each of the Borrower's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with such events listed in clauses (i) through (iv) above exceeds $1,000,000, exclusive of any withdrawal liability incurred by the Grief Companies division of the Borrower to the Amalgamated Pension Fund, a Multiemployer Plan;

then, in any such event, and at any time thereafter, the Agent, upon the written direction of the Majority Banks, shall, by written notice to the Borrower take any of the following actions:

                  (i) Termination of Commitments. Declare the Banks' obligations to make Loans and the Letter of Credit Bank's obligation to issue Letters of Credit to be terminated whereupon the Banks' Commitments shall be immediately terminated and any commissions or fees relating to the Commitments shall thereupon become immediately due and payable without further notice of any kind;

                  (ii) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all the Notes to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

                  (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents and all rights of set-off;

                  (iv) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.1.6 or 8.1.7), it will immediately without notice pay to the Agent an amount equal to the then outstanding Letter of Credit Obligations which at the option of the Borrower will either be used to prepay such outstanding Letter of Credit Obligations or paid to the Agent to be held in a cash collateral account in the name of the Agent and under the dominion and control of the Agent as additional security for the reimbursement obligations which may thereafter arise on account of subsequent drawings or payments under Letters of Credit still outstanding;

provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 8.1.6 or 8.1.7 shall occur, then the Banks' Commitments shall automatically terminate and the Notes and the Loans shall immediately become due and payable without the giving of any notice or other action by the Agent or the Banks.

                                   ARTICLE IX

                                AGENCY PROVISIONS

         9.1 Appointment. Each Bank hereby irrevocably designates and appoints the Agent to act as its agent specified herein and the other Loan Documents, and each such Bank hereby irrevocably authorizes the Agent, as the agent for such Bank, to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Agent shall not have any duties or responsibilities except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any of the other Loan Documents, or shall otherwise exist against the Agent. The provisions of this Article are solely for the benefit of the Agent and the Banks and the Borrower shall not have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Loan Agreement and the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower.

         9.2 Delegation of Duties. The Agent may execute any of its respective duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all legal matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.3.

         9.3 Exculpatory Provisions. Neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection herewith or in connection with any of the other Loan Documents (except for their or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency herefor of any of the other Loan Documents, or for any failure of either of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Loan Agreement or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by or on behalf of the Borrower to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower.

         9.4 Reliance on Communications. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the Banks as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with this Loan Agreement. The Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. Except as expressly provided to the contrary herein, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Majority Banks (or to the extent specifically provided in Section 10.6, with a request of all the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks (including their successors and assigns).

         9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Potential Default or Event of Default as shall be directed by the Majority Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         9.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to them and that no act by the Agent or any respective affiliate thereof hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Loan Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such on a pro rata basis based upon the Commitment Percentages of the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Loan Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent paid by the Borrower or to the extent resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder and under the other Loan Documents.

         9.8 Agent in its Individual Capacity. The Agent and its respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to the Loans made hereunder, the Agent shall have the same rights and powers under this Loan Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

         9.9 Successor Agents. The Agent may, at any time, resign as Agent hereunder upon 30 days written notice to the Banks, and be removed as Agent hereunder with or without cause by the Majority Banks upon 30 days written notice to the Agent. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent with the consent of the Borrower, such consent not to be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the notice of resigning Agent's resignation or the Majority Banks' notice of removal, then the retiring Agent shall select a successor Agent provided such successor Agent is a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Loan Agreement and the other Loan Documents and the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement.

         9.10 Co-Agent. The Co-Agent shall have no duties or responsibilities hereunder or under any of the other Loan Documents.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth opposite such party's name on the signature pages hereto, or at such other address as such party may specify by written notice to the other parties hereto.

         10.2 Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank (including, without limitation, branches, agencies or Affiliates of such Bank wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to such Bank hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether such Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Bank subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 10.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Bank hereunder.

         10.3 Benefit of Agreement.

                  (a) Generally. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign and transfer any of its interests without prior written consent of the Banks; provided further that the rights of each Bank to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.3.

                  (b) Assignments. Each Bank may assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 10.3 to one or more commercial banks, financial institutions or "accredited investors" (as defined in SEC Regulation D), provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitment above such amount and (ii) the Borrower and the Agent shall consent to such assignment (which consent shall not be unreasonably withheld). Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment and the satisfaction of the terms and conditions relating thereto contained herein. The assigning Bank will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to the Borrower as provided herein), the assignee shall become a "Bank" for all purposes of this Loan Agreement and the other Loan Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder to the extent of the Loans,

        Commitment components and other Obligations being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of its Note, it will promptly provide to the assigning Bank and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof).

                  (c) Participations. Each Bank may sell, transfer grant or assign, participations in all or any part of such Bank's interests and obligations hereunder to any bank or other institution, provided that
         (i) such selling Bank shall remain a "Bank" for all purposes under this Loan Agreement (such selling Bank's obligations under the Loan Documents remaining unchanged) and the participant shall not constitute a Bank hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Loan Agreement or the other Loan Documents except to the extent any such amendment or waiver would (y) reduce the principal of or rate of interest on or fees in respect of any Loans or Letters of Credit in which the participant is participating, (z) postpone the date fixed for any payment of principal (including the Termination Date of the Revolving Loans), interest, fees or other Obligations in which the participant is participating or and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Loan Agreement or the other Loan Documents (the participant's rights against the selling Bank in respect of such participation to be those set forth in the participation agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

         10.4 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

         10.5 Payment of Expenses, etc. The Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the syndication of this Loan Agreement, the due diligence associated with this transaction and the negotiation, preparation, execution and delivery and administration of this Loan Agreement and the other Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto, including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Loan Agreement and of the Banks in connection with enforcement of the Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and each of the Banks); (b) pay and hold each of the Banks harmless from and against any and all present and future stamp, recording and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (c) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Loan Document or the use of proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         10.6 Amendments, Waivers and Consents. Neither this Loan Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Majority Banks and the Borrower, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Bank, (a) extend the scheduled maturities (including the final maturity and any mandatory prepayments) of any Loan or any portion thereof, or reduce the rate or extend the time of payment of interest thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect, (b) amend, modify or waive any provision of this Section, (c) reduce any percentage specified in, or otherwise modify, the definition of Majority Banks, (d) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) this Loan Agreement or (e) modify the definition of "Termination Date". No provision of Article IX may be amended without the consent of the Agent.

         10.7 Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.

         10.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Loan Agreement.

         10.9 Survival. All indemnities set forth herein, including, without limitation, in Section 3.4 or 10.5, shall survive the execution and delivery of this Loan Agreement, the making of the Loans, the repayment of the Loans and other obligations of the Borrower hereunder and the termination of the Commitment hereunder.

         10.10  Calculations; Computations.

                  (a) The financial statements furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods involved.

                  (b) All computations of interest and fees hereunder shall be made on the basis of actual number of days elapsed over a year of 360 days.

                  (c) In the event any payment of principal, interest, fees or other amount is due on a day which is not a Business Day, the payment shall be extended to the next succeeding Business Day together with, in the case of a payment of principal, interest thereon to the date of payment (except in the case of Eurodollar Loans, if the next succeeding Business Day is in a different calendar month, then on the next preceding Business Day).

         10.11  Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE. Any legal action or proceeding with respect to this Loan Agreement or any other Loan Document may be brought in the courts of the State of Tennessee in Davidson County, or of the United States for the Middle District of Tennessee, and, by execution and delivery of this Loan Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices set forth beneath its signature, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Banks to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

                  (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Loan Agreement or any other Loan Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) THE BORROWER AND EACH BANK HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.12 Severability. If any provision of any of the Loan Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         10.13 Entirety. This Loan Agreement together with the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

         10.14 Survival. All representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit hereunder.

         10.15 Pro Rata, Sharing. Each Bank agrees that, if it should receive any amount hereunder (whether voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of, or interest or fees on, the Loans or the reimbursement obligations of the Borrower in connection with Letters of Credit, of a sum which with respect to the related sum or sums received by the other Banks is in a greater proportion than the total of such obligation than owned and due to such Bank bears to the total of such obligation prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the obligations of the Borrower to such Banks in such amount as will result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         10.16.   Indemnity.

                  (a) In addition to the payment of expenses pursuant to Section 10.5, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Banks and any permitted holder of the Notes, and the officers, directors, employees and agents of each of the foregoing (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee by any Person, in any manner relating to or arising out of or pursuant to this Loan Agreement or by reason of any action taken by any of them in good faith in furtherance of the provisions of this Loan Agreement (the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of any such Indemnitee; (ii) any action between the Borrower and one or more Indemnitees in which the Borrower is the prevailing party; or (iii) any action between any Bank and assignee or participant of that Bank with respect to the matters contemplated by Section 10.3 hereof.

                  (b) As soon as is practicable after receipt by an Indemnitee of notice of the making of any claim, the service of any complaint or the commencement of any action or proceeding (collectively, a "Claim") by any Person other than the Borrower with respect to which indemnification is sought hereunder, the Indemnitees will notify the Borrower in writing of such Claim, naming the counsel such Indemnitee proposes to use to defend against such Claim (but failure to so notify the Borrower will not relieve the Borrower from any liability which it may have hereunder or otherwise, except to the extent that such failure materially prejudices the Borrower's rights). The Borrower shall have the right to approve the counsel proposed to be used by such Indemnitee in the defense of such Claim, but such approval shall not be unreasonably withheld or delayed. Such counsel shall consist of a single firm for all Indemnitees unless counsel to any Indemnitee shall advise it in writing that a conflict of interest exists between it and one or more other Indemnitees in conducting the defense of such Claim that would make advisable or prudent the retaining of separate counsel for the defense of such Claim, in which case an additional firm may be retained on behalf of each such Indemnitee so advised. The Borrower shall also have the right to approve any proposed settlement of any such Claim, but such approval shall not be unreasonably withheld or delayed.

         10.17 Change in Accounting Principles. If any change in accounting principles from those used in the preparation of the financial statements referred to in Subsection

5.3.1 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) and results in a change in the method of calculation of financial covenants, standards or terms found in Articles 1, 6 and 7 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as equitably to reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes in accounting principles as if such changes in accounting principles had not been made. Until such negotiations are completed to the satisfaction of the Banks and the Borrower and this Agreement amended to reflect the results of such negotiations, such changes in accounting principles shall not become effective for purposes of determining compliance with this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Loan Agreement to be duly executed and delivered as of the date first above written.

                                          GENESCO INC.

ATTEST:

By                                        By
  --------------------------------          -----------------------------------
________________________ Secretary        Title
                                               --------------------------------
    (Corporate Seal)

                                          Address:

                                          Genesco Park
                                          1415 Murfreesboro Rd.
                                          Nashville, TN  37202
                                          Attention: Matthew N. Johnson
                                          Telephone: (615) 367-8505
                                          Facsimile: (615) 367-8179

                                          NATIONSBANK, N.A.
                                          Individually and as Agent

Committed Amount:                         By
-----------------                           -----------------------------------
$25,000,000
                                          Title
                                               --------------------------------
Committed Percentage:
---------------------
38.46154%                                 Address:

                                          NationsBank, N.A.
                                          One Independence Ctr./101 N. Tryon St.
                                          NC1-001-15-04
                                          Charlotte, NC  28255
                                          Attn.:  Agency Services
                                          Telephone: (704) 388-3917
                                          Facsimile: (704) 386-9923

                                          Address as Agent:
                                          NationsBank, N.A.
                                          NationsBank Corporate Center
                                          100 N. Tryon Street
                                          Charlotte, NC  28255
                                          Attention: Mark D. Halmrast
                                          Telephone: (704) 386-0649
                                          Facsimile: (704) 386-1270

                                       THE FIRST NATIONAL BANK OF CHICAGO

Committed Amount:                      By
----------------------                   ---------------------------------------
$20,000,000                            Title
                                            ------------------------------------

Committed Percentage:
---------------------
30.76923%

                                       Address for Payments and Notices:

                                       The First National Bank of Chicago
                                       One First National Plaza, Mail Suite 0173
                                       Chicago, IL  60670-0086
                                       Attention: John D. Runger
                                       Telephone: (312) 732-7101
                                       Facsimile: (312) 732-1117

                                       BANK OF AMERICA, FSB


Committed Amount:                      By
-----------------                        ---------------------------------------
$20,000,000                            Title
                                            ------------------------------------

Committed Percentage:
---------------------
30.76923%

                                       Address for Payments and Notices:

                                       Bank of America, FSB
                                       1230 Peachtree St., Suite 3600
                                       Atlanta, GA  30309
                                       Attention: John Deering
                                       Telephone: (404) 815-5926
                                       Facsimile: (404) 815-5919